Exhibit 31.1

CERTIFICATIONS

     I, Pamela D.A. Reeve, President and Chief Executive Officer of Lightbridge, Inc., certify that:

     1. I have reviewed this annual report on Form 10-K/A of Lightbridge, Inc.;

     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

/s/ PAMELA D. A. REEVE Pamela D. A. Reeve President, Chief Executive Officer and Director (Principal Executive Officer)

Date: March 26, 2004